Exhibit 99.1
Forge Global Holdings, Inc. Reports Fourth Quarter and Fiscal Year 2022 Results
•Total Revenue Less Transaction Based Expenses Was $16.7 million in 4Q22
•Trading Volume Was $246.9 million in 4Q22
•Net Take Rate Was 2.8% in 4Q22
•Forge Trust Custodial Cash Was $635 million in 4Q22
SAN FRANCISCO – February 28, 2023 – Forge Global Holdings, Inc. (“Forge,” or the “Company”) (NYSE: FRGE), a leading private securities marketplace, today announced its financial results for the quarter and year ended December 31, 2022.

"Despite the macroeconomic headwinds that characterized 2022, our focus on building for the future is unwavering,” said Kelly Rodriques, CEO of Forge. “We made progress in Q4 toward our goal of creating a global business at the center of the private market ecosystem. Forge remains focused on our long-term vision of bringing transparency, access, efficiency, and liquidity to the private market.”

Financial Highlights for the Fourth Quarter of 2022
Given the unique economic environment, Forge believes that quarter-over-quarter comparisons are more indicative of the current state of the business.

Revenue: Total revenue less transaction-based expenses was $16.7 million compared to $15.8 million in the quarter ended September 30, 2022.

Operating Income: Total operating loss was $27.8 million, compared to total operating loss of $42.4 million in the quarter ended September 30, 2022.

Net Loss: Net loss was $26.2 million, compared to net loss of $16.2 million in the quarter ended September 30, 2022.

Adjusted EBITDA: Total adjusted EBITDA was a loss of $14.3 million, compared to total adjusted EBITDA loss of $13.3 million in the quarter ended September 30, 2022.

Cash Flow from Operating Activities: Net cash used in operating activities was $9.0 million, compared to of $11.4 million in the quarter ended September 30, 2022.
Cash Flow from Financing Activities: Net cash provided by financing activities was $0.1 million, compared to $10.6 million in the quarter ended September 30, 2022.

Ending Cash Balance: Cash and cash equivalents as of December 31, 2022 was $193.1 million.

Share Count: Basic weighted-average number of shares used to compute net loss per share attributable to common stockholders for the quarter ended December 31, 2022, was 171 million shares and fully diluted outstanding share count as of December 31, 2022 was 189 million shares.

We estimate for the quarter ended March 31, 2023 that Forge will have 172 million weighted average basic shares outstanding, which will be used to calculate earnings per share in a loss position.

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Fully diluted outstanding share count includes all common shares outstanding plus shares that would be issued in respect to outstanding options and warrants, net of shares to be withheld in respect to exercise price of the respective instruments. Instruments that are out of the money are excluded from the fully diluted outstanding share count.

KPIs for the Fourth Quarter 2022
•Trading Volume was $246.9 million in the quarter, up 9% quarter-over-quarter.
•Net Take Rate for the quarter was 2.8%, down 22% quarter-over-quarter.

•Total Placement Fee revenues, less transaction-based expenses totaled $6.8 million, down 16% quarter-over-quarter.

•Total Custodial Administration Fee revenues totaled $9.9 million, up 29% quarter-over-quarter.

•Total Custodial Accounts increased from 1.81 million to 1.87 million, up 3% quarter-over-quarter.

•Total Assets Under Custody decreased from $15.0 billion to $14.9 billion, down 1% quarter-over-quarter.

Additional Business Metrics for the Fourth Quarter 2022

•Forge Trust Custodial Cash: In the quarter ended December 31, 2022, Forge Trust Custodial Cash totaled $635 million, down 8% year-over-year from $687 million.

•Total Number of Companies with Indications of Interest (IOIs): In the quarter ended December 31, 2022, the total number of companies with IOIs were 436, up 0.2% essentially flat year-over-year.
•Headcount: Forge finished out the quarter ended December 31, 2022 with a total headcount of 349.

Financial Highlights for the Full Year 2022

Revenue: Total revenue less transaction-based expenses was $68.9 million compared to $125.0 million for the year ended December 31, 2021.

Operating Income: Total operating loss was $135.0 million compared to $9.8 million for the year ended December 31, 2021.

Net Loss: Net loss of $111.9 million compared to $18.5 million for the year ended December 31, 2021.

Adjusted EBITDA: Total adjusted EBITDA was a loss of $46.9 million compared to total adjusted EBITDA gain of $8.8 million for the year ended December 31, 2021.

Cash Flow from Operating Activities: Net cash used in operating activities was $68.8 million compared to net cash provided by operating activities of $10.9 million for the year ended December 31, 2021.
Cash Flow from Financing Activities: Net cash provided by financing activities was $192.9 million compared to $26.6 million for the year ended December 31, 2021.

Ending Cash Balance: Cash and cash equivalents as of December 31, 2022 was $193.1 million compared to $74.8 million as of December 31, 2021.

KPIs for the Full Year 2022
•Trading Volume was $1.2 billion for the year, down 62% year-over-year.
•Net Take Rate for the year was 3.3%, no change year-over-year.
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•Total Placement Fee revenues, less transaction-based expenses totaled $40.2 million for the year, down 62% year-over-year.

•Total Custodial Administration Fee revenues totaled $28.7 million for the year, up 41% year-over-year.

•Total Custodial Accounts decreased from 2.12 million to 1.87 million, down 12% year-over-year.

•Total Assets Under Custody increased from $14.3 billion to $14.9 billion, up 4% year-over-year.

Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.
Annual Business Highlights

•Publicly Traded: Forge became a publicly listed company on the NYSE in March 2022.

•International Expansion: In September 2022, Forge announced the establishment of Forge Europe with long-time strategic partner Deutsche Börse to expand into the European private market. Subject to the required regulatory approvals, Forge is targeting a launch first in Germany this year, before a plan to expand to the rest of Europe.

•New Products: Forge launched new products including (i) Fund Offerings, which lowered the minimum investment size on certain investment opportunities, (ii) a taxable custody offering that allows Forge clients to securely custody their private shares with Forge and (iii) Forge’s first lending product, which offers stock option exercise bridge loans, allowing employees to borrow funds to exercise their vested options before selling their shares on Forge.

•Forge Intelligence Upgrades: Forge enhanced its data offering by adding new features such as sector insights, private company comparables and third-party trading data. Forge also released its first data API that investors and financial institutions can use to integrate Forge Intelligence data into their existing investment portfolio management and risk analysis tools.

•Content and Insights Expansion: Forge expanded its content program, including launching its Private Market Update, a monthly insights report on private market performance that has engaged new partners and clients.

•Strategic Evolution: In December, Forge announced its Strategic Evolution to align the business around the customer, streamline Forge’s operations and accelerate the development of Forge’s technology platform.
Webcast/Conference Call Details

Forge will host a webcast conference call today, February 28th, 2023, at 5:00 p.m. Eastern Time/2:00 p.m Pacific Time to discuss these financial results and business highlights. The listen-only webcast is available at https://ir.forgeglobal.com. Investors and participants can access the conference call over the phone by dialing 1 (888) 440-4165 from the United States, or +1 (646) 960-0858 internationally. The conference ID is 5410143.
Following the conference call, an on-demand replay of the webcast will be made available on the Investor Relations page of the Company’s website at https://ir.forgeglobal.com.
Use of Non-GAAP Financial Information
In addition to our financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we present Adjusted EBITDA, a non-GAAP financial measure. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding specific financial items that have less bearing on our core operating performance. We consider Adjusted EBITDA to be
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an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate our business.
We defined Adjusted EBITDA as net loss, adjusted to exclude: (i) interest expense, net, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) share-based compensation expense, (v) change in fair value of warrant liabilities, (vi) acquisition-related transaction costs, and (vii) other significant gains, losses, and expenses (such as impairments, transaction bonus) that we believe are not indicative of our ongoing results.
Forward-Looking Statements
This press release contains “forward-looking statements, ”which generally are accompanied by words such as “believe,” “may,” ”could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance, as well as future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC, including in its Annual Report on Form 10-K that will be filed on or around the date of this press release. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
About Forge
Forge is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. Forge Securities is a registered broker-dealer and a Member of FINRA that operates an alternative trading system.
Contacts
Investor Relations Contact:
Dominic Paschel
ir@forgeglobal.com
Media Contact:
Lindsay Riddell
press@forgeglobal.com

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FORGE GLOBAL HOLDINGS, INC.
Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$193,136	$74,781
Restricted cash	1,829	1,623
Accounts receivable, net	3,544	5,380
Payment-dependent notes receivable, current	5	1,153
Prepaid expenses and other current assets	8,374	5,148
Total current assets	$206,888	$88,085
Property and equipment, net	359	497
Internal-use software, net	7,640	2,691
Goodwill and other intangible assets, net	133,887	137,774
Operating lease right-of-use assets	5,706	7,881
Payment-dependent notes receivable, noncurrent	7,371	13,453
Other assets, noncurrent	1,878	7,514
Total assets	$363,729	$257,895
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,797	$1,920
Accrued compensation and benefits	13,271	21,240
Accrued expenses and other current liabilities	6,416	8,343
Operating lease liabilities, current	3,896	5,367
Payment-dependent notes payable, current	5	1,153
Total current liabilities	$26,385	$38,023
Operating lease liabilities, noncurrent	3,541	5,159
Payment-dependent notes payable, noncurrent	7,371	13,453
Warrant liabilities	606	7,844
Other liabilities, noncurrent	365	—
Total liabilities	$38,268	$64,479
Commitments and contingencies
Convertible preferred stock, net of issuance costs, $0.00001 par value; nil and 86,815,192 shares authorized as of December 31, 2022 and December 31, 2021, respectively; nil and 73,914,150 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively; aggregate liquidation preference of $0 and $271,845 as of December 31, 2022 and December 31, 2021, respectively	—	246,056
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 172,442,676 and 63,301,388 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	18	—
Additional paid-in capital	509,094	25,919
Accumulated other comprehensive loss	693	—
Accumulated deficit	(190,418)	(78,559)
Total Forge Global Holdings, Inc. stockholders’ equity (deficit)	$319,387	$(52,640)
Noncontrolling Interest	6,074	—
Total stockholders’ equity (deficit)	$325,461	$(52,640)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$363,729	$257,895
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FORGE GLOBAL HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended				Year Ended
	December 31, 2022	September 30, 2022	June 30, 3022	March 31, 2022	December 31, 2022	December 31, 2021
Revenues:
Placement fees	$6,902	$8,227	$10,951	$14,585	$40,665	$107,723
Custodial administration fees	9,919	7,673	5,689	5,437	28,718	20,333
Total revenues	$16,821	$15,900	$16,640	$20,022	$69,383	$128,056
Transaction-based expenses:
Transaction-based expenses	(87)	(86)	(178)	(132)	(483)	(3,034)
Total revenues, less transaction-based expenses	$16,734	$15,814	$16,462	$19,890	$68,900	$125,022
Operating expenses:
Compensation and benefits	30,450	44,040	27,384	43,640	145,514	94,654
Professional services	3,095	3,799	3,853	3,518	14,265	12,450
Acquisition-related transaction costs	(106)	821	692	3,706	5,113	882
Advertising and market development	881	928	1,441	1,504	4,754	5,090
Rent and occupancy	1,652	1,097	1,140	1,566	5,455	3,744
Technology and communications	3,121	3,536	2,809	2,023	11,489	8,243
General and administrative	3,951	2,601	3,170	1,602	11,324	4,358
Depreciation and amortization	1,495	1,428	2,021	1,082	6,026	5,390
Total operating expenses	$44,539	$58,250	$42,510	$58,641	$203,940	$134,811
Operating loss	$(27,805)	$(42,436)	$(26,048)	$(38,751)	$(135,040)	$(9,789)
Interest and other income (expenses):
Interest income (expenses), net	1,520	874	266	21	2,681	(2,307)
Change in fair value of warrant liabilities	27	25,210	20,558	(25,959)	19,836	(6,064)
Other income (expenses), net	215	202	140	388	945	47
Total interest income (expenses) and other income (expenses)	$1,762	$26,286	$20,964	$(25,550)	$23,462	$(8,324)
Loss before provision for income taxes	$(26,043)	$(16,150)	$(5,084)	$(64,301)	$(111,578)	$(18,113)
Provision for (benefit from) income taxes	121	48	35	123	327	386
Net loss	$(26,164)	$(16,198)	$(5,119)	$(64,424)	$(111,905)	$(18,499)
Net loss attributable to noncontrolling interest	$(46)	$—	$—	$—	$(46)	$—
Net loss attributable to Forge Global Holdings, Inc.	$(26,118)	$(16,198)	$(5,119)	$(64,424)	$(111,859)	$(18,499)
Net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	$(0.15)	$(0.10)	$(0.03)	$(0.98)	$(0.78)	$(0.34)
Diluted	$(0.15)	$(0.12)	$(0.20)	$(0.98)	$(0.80)	$(0.34)
Weighted-average shares used in computing net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	171,009,174	169,838,778	167,052,900	66,007,461	143,839,981	54,295,304
Diluted	171,009,174	170,209,256	173,578,093	66,007,461	145,013,346	54,295,304
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FORGE GLOBAL HOLDINGS, INC.
Consolidated Statements of Cash Flows
(In thousands of U.S. dollars)

	Three Months Ended				Year Ended
	December 31, 2022	September 30, 2022	June 30, 3022	March 31, 2022	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net loss	$(26,164)	$(16,198)	$(5,119)	$(64,424)	$(111,905)	$(18,499)
Adjustments to reconcile net loss including noncontrolling interest to net cash (used in) provided by operations:
Share-based compensation	11,950	26,712	10,740	8,522	57,924	12,231
Depreciation and amortization	1,495	1,428	2,020	1,083	6,026	5,390
Transaction expenses related to the Merger	—	—	—	3,132	3,132	—
Amortization of right-of-use assets	(1,907)	858	905	1,056	912	2,804
Loss on impairment of long lived assets	—	—	181	265	446	—
Bad debt reserve	139	25	(33)	302	433	121
Change in fair value of warrant liabilities	(28)	(25,210)	(20,557)	25,959	(19,836)	6,064
Settlement of related party promissory notes	—	—	—	5,517	5,517	—
Other	—	—	—	—	—	107
Changes in operating assets and liabilities:
Accounts receivable	(639)	(1,586)	1,611	2,017	1,403	382
Prepaid expenses and other assets	944	2,678	(6,025)	(918)	(3,321)	(1,031)
Accounts payable	947	(1,886)	982	861	904	(692)
Accrued expenses and other liabilities	(1,190)	1,584	(441)	(741)	(788)	(520)
Accrued compensation and benefits	3,207	1,558	(1,070)	(11,606)	(7,911)	8,080
Operating lease liabilities	2,200	(1,361)	(1,379)	(1,202)	(1,742)	(3,536)
Net cash (used in) provided by operating activities	$(9,046)	$(11,398)	$(18,185)	$(30,177)	$(68,806)	$10,901
Cash flows from investing activities:
Purchases of property and equipment	(104)	(10)	(95)	(11)	(220)	—
Purchases of intangible assets	8	(29)	(97)	—	(118)	(2,202)
Capitalized internal-use software development costs	(1,722)	(1,358)	(1,551)	(1,681)	(6,312)	(1,054)
Net cash used in investing activities	$(1,818)	$(1,397)	$(1,743)	$(1,692)	$(6,650)	$(3,256)
Cash flows from financing activities:
Proceeds from the Merger	—	—	—	7,865	7,865	—
Proceeds from PIPE investment and A&R FPA investors	—	—	500	208,000	208,500	—
Payments for offering costs	—	—	(473)	(56,379)	(56,852)	(4,954)
Proceeds from exercise of Public Warrants	—	804	22,136	—	22,940	—
Formation of Forge Europe	—	9,488	—	—	9,488	—
Proceeds from exercise of options, including proceeds from repayment of promissory notes	89	492	400	105	1,086	1,621
Payments for redemption of Public Warrants	—	(165)	—	—	(165)	—
Proceeds from issuance of Series B-1 convertible preferred stock, net of issuance costs	—	—	—	—	—	47,735
Proceeds from issuance of Series B-2 convertible preferred stock, net of issuance costs	—	—	—	—	—	1,640
Repayment of notes payable	—	—	—	—	—	(19,438)
Cash paid to purchase equity awards	—	—	—	—	—	(23)
Net cash provided by financing activities	$89	$10,619	$22,563	$159,591	$192,862	$26,581
Effect of changes in currency exchange rates on cash and cash equivalents	1,314	(159)	—	—	1,155	—
Net increase in cash and cash equivalents	(9,461)	(2,335)	2,635	127,722	118,561	34,226
Cash, cash equivalents and restricted cash, beginning of the period	204,426	206,761	204,126	76,404	76,404	42,178
Cash, cash equivalents and restricted cash, end of the period	$194,965	$204,426	$206,761	$204,126	$194,965	$76,404

Reconciliation of cash, cash equivalents and restricted cash to the amounts reported within the consolidated balance sheets
Cash and cash equivalents	$193,136	$202,603	$204,942	$202,502	$193,136	$74,781
Restricted cash	1,829	1,823	1,819	1,624	1,829	1,623
Total cash, cash equivalents and restricted cash, end of the period	$194,965	$204,426	$206,761	$204,126	$194,965	$76,404
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FORGE GLOBAL HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Results
(In thousands of U.S. dollars)

	Three Months Ended				Year Ended
	December 31, 2022	September 30, 2022	June 30, 3022	March 31, 2022	December 31, 2022	December 31, 2021
Net loss	$(26,164)	$(16,198)	$(5,119)	$(64,424)	$(111,905)	$(18,499)
Add:
Interest (income) expense, net	(1,520)	(874)	(266)	(21)	(2,681)	2,307
Provision for (benefit from) income taxes	121	48	35	123	327	386
Depreciation and amortization	1,495	1,428	2,021	1,082	6,026	5,390
Loss or impairment on long lived assets	—	—	181	265	446	—
Share-based compensation expense	11,950	26,712	10,740	8,522	57,924	12,231
Change in fair value of warrant liabilities	(27)	(25,210)	(20,558)	25,959	(19,836)	6,064
Acquisition-related transaction costs	(106)	821	692	3,706	5,113	882
Transaction bonus	—	—	—	17,735	17,735	—
Adjusted EBITDA	$(14,251)	$(13,273)	$(12,274)	$(7,053)	$(46,851)	$8,761
(1)Acquisition-related transaction costs represent charges involved in the merger between Forge Global, Inc. and Motive Capital Corp as further described in our Form 10-Q for the three months ended March 31, 2022 (the “Merger”), other business combinations, and strategic opportunities. These expenses include legal, accounting, and investment banking advisory services.
(2)Represents a one-time transaction bonus to certain executives as a result of the consummation of the Merger.

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FORGE GLOBAL HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY OPERATING METRICS
(In thousands of U.S. dollars)
Key Business Metrics
We monitor the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. The tables below reflect period-over-period changes in our key business metrics, along with the percentage change between such periods. We believe the following business metrics are useful in evaluating our business:

	Three Months Ended
Dollars in thousands	December 31, 2022	September 30, 2022	Change	% Change
TRADING BUSINESS
Trades	532	426	106	25%
Volume	$246,895	$226,229	$20,666	9%
Net Take Rate	2.8%	3.6%	(0.8)%	(22)%
Placement fee revenues, less transaction-based expenses	$6,816	$8,141	$(1,325)	(16)%

	Year Ended December 31,
Dollars in thousands	2022	2021	Change	% Change
TRADING BUSINESS
Trades	2,184	4,890	(2,706)	(55)%
Volume	$1,222,879	$3,180,257	$(1,957,378)	(62)%
Net Take Rate	3.3%	3.3%	—%	—%
Placement fee revenues, less transaction-based expenses	$40,182	$104,689	$(64,507)	(62)%

•Trades are defined as the total number of orders executed by us and acquired entities buying and selling private stocks on behalf of private investors and shareholders. Increasing the number of orders is critical to increasing our revenue and, in turn, to achieving profitability.

•Volume is defined as the total sales value for all securities traded through our Forge Markets platform. Volume is defined as the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for us. Although we typically capture a commission on each side of a trade, we may not in certain cases due to factors such as the use of an external broker by one of the parties or supply factors that would not allow us to attract sellers of shares of certain issuers. Volume is influenced by, among other things, the pricing and quality of our services as well as market conditions that affect private company valuations, such as increases in valuations of comparable companies at IPO.

•Net Take Rates are defined as our placement fee revenues, less transaction-based expenses (defined below), divided by Volume. These represent the percentage of fees earned by our marketplace on any transactions executed from the commission we charged on such transactions (less transaction-based expenses), which is a determining factor in our revenue. The Net Take Rate can vary based upon the service or product offering and is also affected by the average order size and transaction frequency. Transaction-based expenses represent fees incurred to support placement activities. These include, but are not limited to, those for fund management, fund and trade settlement, external broker fees and transfer fees.
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	As of
Dollars in thousands	December 31, 2022	September 30, 2022	Change	% Change
CUSTODY BUSINESS
Total Custodial Accounts	1,871,146	1,811,774	59,372	3%
Assets Under Custody	$14,870,257	$14,967,314	$(97,057)	(1)%

	As of
Dollars in thousands	December 31, 2022	December 31, 2021	Change	% Change
CUSTODY BUSINESS
Total Custodial Accounts	1,871,146	2,124,677	(253,531)	(12)%
Assets Under Custody	$14,870,257	$14,334,527	$535,730	4%

•Total Custodial Accounts, previously called Billable Core and Platform Accounts, are defined as our direct customers’ existing or new custodial accounts that are funded, or unfunded accounts that are in the process of funding with active transfer activity on the account. These relate to our Custodial Administration fees revenue stream and are an important measure of our business as the number of Total Custodial Accounts is an indicator of our future revenues from certain account maintenance, transaction and sub-account fees.

•Assets Under Custody is the reported value of all client holdings held under our agreements, including cash submitted to us by the responsible party. These assets can be held at various financial institutions, issuers and in our vault. As the custodian of the accounts, we collect all interest and dividends, handle all fees and transactions and any other considerations for the assets concerned. Our fees are earned from the overall maintenance activities of all assets and are not charged on the basis of the dollar value of Assets Under Custody, but we believe that Assets Under Custody is a useful metric for assessing the relative size and scope of our business.
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